EXHIBIT 99.1

CITIZENS HOLDING COMPANY REPORTS EARNINGS

PHILADELPHIA, Miss.—(BUSINESS WIRE)—April 20, 2018—Citizens Holding Company (NASDAQ:CIZN) announced today results of operations for the three months ended March 31, 2018.

Net income for the three months ended March 31, 2018 of $1.772 million, or $0.36 per share-basic and diluted, an increase from net income of $1.437 million, or $0.29 per share-basic and diluted for the same quarter in 2017.

Net interest income for the first quarter of 2018, after the provision for loan losses, was $7.042 million, approximately 3.4% higher than the same period in 2017. The provision for loan losses for the three months ended March 31, 2018 was negative $237 thousand compared to a negative $151 thousand for the same period in 2017. The increase in the negative provision reflects management’s estimate of inherent losses in the loan portfolio including the impact of current local and national economic conditions and partially offset by an increase in total loans outstanding. The net interest margin was 3.09% for the first quarter of 2018 compared to 3.03% for the same period in 2017. This increase was due to both an increase in interest rates from new loans and variable rate loans and an increase in loans outstanding.

Non-interest income increased in the first quarter of 2018 by $166 thousand, or 8.6%, while non-interest expenses decreased $61 thousand, or 0.9%, compared to the same period in 2017. The increase in non-interest income was mainly the result of an increase in service charges on checking accounts and other service charges and fees. Non-interest expense decreased due to a decrease in other operating expenses of $280 thousand offset by an increase in salary and benefit expense of $4 thousand and an increase in occupancy expense of $215 thousand. The decrease in other non-interest expense was due mainly to a decrease in loan collection and repossession expense and advertising expense for the first quarter.

Total assets as of March 31, 2018 decreased to $976.041 million, down $17.055 million, or 1.7%, when compared to $993.096 million at December 31, 2017. Deposits increased by $64.942 million, or 9.0%, and loans, net of unearned income, increased by $2.773 million, or 0.7%, when compared to December 31, 2017. The increase in loans, net of unearned income, was due to new loan demand in excess of loan payments. Non-performing assets decreased by $1.229 million to $11.140 million at March 31, 2018 as compared to $12.369 million at December 31, 2017, due in large part to decreases in other real estate owned and in loans 90 days or more past due and still accruing interest partially offset by a slight increase in non-accrual loans.

During the three months of 2018, the Company paid dividends totaling $0.24 per share.

Citizens Holding Company (the “Company”) is a one-bank holding company and the parent company of The Citizens Bank of Philadelphia (the “Bank”), both headquartered in Philadelphia, Mississippi. The Bank currently has twenty-four banking locations in fourteen counties in East Central and South Mississippi and a Loan Production Office in Oxford, Mississippi to offer loan services to north Mississippi. In addition to full service commercial banking, the Bank offers mortgage loans, title insurance services through its subsidiary, Title Services, LLC, and a full range of Internet banking services including online banking, bill pay and cash management services for businesses. Internet banking services are available at the Bank’s website, www.thecitizensbankphila.com. Citizens Holding Company stock is listed on the NASDAQ

Global Market and is traded under the symbol CIZN. The Company’s transfer agent is American Stock Transfer & Trust Company. Information about Citizens Holding Company may be obtained by accessing its corporate website at www.citizensholdingcompany.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding the Company’s financial position, results of operations, business strategies, plans, objectives and expectations for future operations, are forward looking statements. The Company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to have been correct. Forward-looking statements speak only as of the date they are made. The Company does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. The risks and uncertainties that may affect the operation, performance, development and results of the Company’s and the Bank’s business include, but are not limited to, the following: (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Company operates; (b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses; (c) increased competition from other financial institutions; (d) the impact of technological advances; (e) expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions; (f) changes in asset quality and loan demand; (g) expectations about overall economic strength and the performance of the economics in the Company’s market area; and (h) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks materialize or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Citizens Holding Company

Financial Highlights

(amounts in thousands, except share and per share data)

	For the Three Months Ending
	March 31, 2018	December 31, 2017		March 31, 2017
INTEREST INCOME
Loans, including fees	$4,717		$4,717	$4,568
Investment securities	2,823		2,854	2,832
Other interest	60		102	69

	7,600		7,673	7,469

INTEREST EXPENSE
Deposits	501		487	477
Other borrowed funds	294		394	330

	795		881	807

NET INTEREST INCOME	6,805		6,792	6,662

(REVERSAL OF) PROVISION FOR LOAN LOSSES	-237		-288	-151

NET INTEREST INCOME AFTER (REVERSAL OF) PROVISION FOR LOAN LOSSES	7,042		7,080	6,813

NON-INTEREST INCOME
Service charges on deposit accounts	1,144		1,062	1,042
Other service charges and fees	668		645	617
Other non-interest income	288		383	275

	2,100		2,090	1,934

NON-INTEREST EXPENSE
Salaries and employee benefits	3,668		3,618	3,664
Occupancy expense	1,525		1,400	1,310
Other non-interest expense	1,855		2,303	2,135

	7,048		7,321	7,109

NET INCOME BEFORE TAXES	2,094		1,849	1,638

INCOME TAXES	322		2,974	201

NET INCOME	$1,772	-$	1,125	$1,437

Earnings per share - basic	$0.36	-$	0.23	$0.29

Earnings per share - diluted	$0.36	-$	0.23	$0.29

Dividends Paid	$0.24		$0.24	$0.24

Average shares outstanding - basic	4,882,705		4,882,705	4,883,679

Average shares outstanding - diluted	4,888,507		4,892,233	4,897,893

	For the Period Ended,
	March 31, 2018	December 31, 2017
Period End Balance Sheet Data:
Total assets	$976,041	$993,096
Total earning assets	897,290	910,282
Loans, net of unearned income	408,183	405,410
Allowance for loan losses	2,725	3,019
Total deposits	785,627	720,685
Short-term borrowings	—	11,500
Long-term borrowings	22	20,000
Shareholders’ equity	82,033	88,451
Book value per share	$16.76	$18.07

Period End Average Balance Sheet Data:
Total assets	$986,614	$1,013,177
Total earning assets	904,810	929,261
Loans, net of unearned income	406,838	395,216
Total deposits	768,462	762,983
Short-term borrowings	1,078	668
Long-term borrowings	9,245	21,644
Shareholders’ equity	88,267	90,230

Period End Non-Performing Assets:
Non-accrual loans	$7,697	$7,582
Loans 90+ days past due and accruing	8	807
Other real estate owned	3,435	3,980

	As of
	March 31, 2018	December 31, 2017
Year to Date Net charge-offs as a percentage of average net loans	0.01%	0.09%

Year to Date Performance Ratios:
Return on average assets(1)	0.72%	0.62%
Return on average equity(1)	8.03%	7.01%

Year to Date Net Interest Margin (tax equivalent)(1)	3.09%	3.01%

(1)	Annualized

Contact:

Citizens Holding Company, Philadelphia

Robert T. Smith, 601/656-4692

rsmith@tcbphila.com